Exhibit 99.1

CONTACT:	READ IT ON THE WEB
Paul Goldberg	www.dovercorporation.com
Vice President - Investor Relations
(212) 922-1640

DOVER CORPORATION REPORTS THIRD QUARTER 2012 RESULTS

•	Reports revenue of $2.2 billion, an increase of 3% over the prior year

•	Delivers quarterly diluted earnings per share from continuing operations of $1.32, an increase of 11%

•	Revises outlook for full-year revenue growth and earnings per share; now expects revenue growth to be approximately 7%, and earnings per share to be $4.55 - $4.65

Downers Grove, Illinois, October 17, 2012 — Dover Corporation (NYSE: DOV) announced today that for the third quarter ended September 30, 2012, revenue was $2.2 billion, an increase of 3% over the prior-year period. The revenue increase was driven by organic growth of 1% and a 4% increase from acquisitions, offset in part by a 2% unfavorable impact from foreign exchange. Earnings from continuing operations were $242.2 million, or $1.32 diluted earnings per share (“EPS”), compared to $223.4 million, or $1.19 EPS, in the prior-year period, representing increases in earnings from continuing operations and EPS of 8% and 11%, respectively, inclusive of minor tax benefits realized in both periods.

Revenue for the nine months ended September 30, 2012 was $6.4 billion, an increase of 8% over the prior-year period, reflecting organic growth of 4%, a 6% increase from acquisitions and a 2% unfavorable impact from foreign exchange. Earnings from continuing operations for the nine months ended September 30, 2012 were $651.9 million, or $3.51 EPS, compared to $637.4 million, or $3.37 EPS in the prior-year period, representing an increase in earnings from continuing operations of 2% and an increase in EPS of 4%. Excluding the impact of tax benefits of $0.03 EPS in the the nine months ended September 30, 2012 and $0.17 EPS in the prior-year period, adjusted diluted EPS increased from continuing operations increased 9%.

Commenting on the third quarter results, Dover's President and Chief Executive Officer, Robert A. Livingston, said, “The third quarter demonstrated the strength of our businesses as we leveraged modest revenue growth with 18% segment margin and delivered $1.32 EPS. The margin performance was especially encouraging because it was broad-based, as Communication Technologies, Printing & Identification and Engineered Systems all showed significant sequential improvement, while Energy remained very strong.”

“While the quarter was solid and the majority of our businesses are performing very well, we are facing near-term revenue challenges in the Handset and Electronics markets, along with the continuing uncertain global economic environment.”

“Taking these challenges into account, we now expect full-year 2012 revenue growth of approximately 7%, comprised of organic growth of 3% (inclusive of a 2% unfavorable impact from foreign exchange), plus growth from completed acquisitions of 4%. Based on this revenue assumption, we expect full-year diluted EPS from continuing operations to be in the range of $4.55 - $4.65.”

Net earnings for the third quarter of 2012 were $241.0 million or $1.31 EPS, including a net loss from discontinued operations of $1.2 million, or $0.01 EPS, compared to net earnings of $172.3 million, or $0.91 EPS, for the same period of 2011, which included a loss from discontinued operations of $51.2 million, or $0.27 EPS. Net earnings for the nine months ended September 30, 2012 were $651.2 million, or $3.51 EPS, including a net loss from discontinued operations of $0.7 million, compared to net earnings of $617.0 million, or $3.26 EPS for the same period of 2011, which included a loss from discontinued operations of $20.5 million or $0.11 EPS.

Dover will host a webcast of its third quarter 2012 conference call at 10:00 A.M. Eastern Time (9:00 A.M. Central Time) on Wednesday, October 17, 2012. The webcast can be accessed at the Dover Corporation website at www.dovercorporation.com. The conference call will also be made available for replay on the website. Additional information on Dover’s third quarter results and its operating segments can also be found on the company’s website.

About Dover:

Dover Corporation is a multi-billion dollar diversified global manufacturer. For over 50 years, Dover has been providing its customers with outstanding products and services that reflect the company's commitment to operational excellence, innovation and market leadership. The company focuses on innovative equipment and components, specialty systems and support services through its four major operating segments: Communication Technologies, Energy, Engineered Systems and Printing & Identification. Dover is headquartered in Downers Grove, Illinois and employs 35,000 people worldwide. Dover Corporation is traded on the New York Stock Exchange under "DOV." Additional information is available on the company's website at www.dovercorporation.com.

Forward-Looking Statement:

This press release contains “forward-looking” statements within the meaning of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, income, earnings, cash flows, changes in operations, operating improvements, industries in which Dover companies operate and the U.S. and global economies. Statements in this press release that are not historical may be indicated by words or phrases such as “anticipates,” “expects,” “believes,” “indicates,” “suggests,” “will,” “plans,” “supports,” “projects,” “should,” “would,” “could,” “hope,” “forecast” and “management is of the opinion,” use of future tense and similar words or phrases. Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from current expectations, including, but not limited to, uncertainties in the credit and capital markets, interest rates, currency exchange rates, the world economy and sovereign credit, especially in Europe; political events and possible future terrorist threats that could impact countries where Dover does business or the worldwide economy; the impact of natural disasters and their effect on global supply chains and energy markets; increases in the cost of raw materials; the Company's ability to achieve expected savings from integration, synergy and other cost-control initiatives; the ability to identify and successfully consummate value-adding acquisition opportunities; increased competition and pricing pressures in the markets served by Dover's operating companies; the ability of Dover's companies to expand into new geographic markets and to anticipate and meet customer demands for new products and product enhancements; the impact of loss of a single-source manufacturing facility; changes in customer demand; a downgrade in Dover's credit ratings; the relative mix of products and services which impacts margins and operating efficiencies; short-term capacity constraints; domestic and foreign governmental and public policy changes including environmental regulations, tax policies, export subsidy programs, R&E credits and other similar programs; unforeseen developments in contingencies such as litigation; protection and validity of patent and other intellectual property rights; and the cyclical nature of some of Dover's companies. Dover Corporation refers you to the documents that it files from time to time with the Securities and Exchange Commission, such as its reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause its actual results to differ materially from its current expectations and from the forward-looking statements contained in this press release. Dover Corporation undertakes no obligation to update any forward-looking statement.

INVESTOR SUPPLEMENT - THIRD QUARTER 2012

DOVER CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE EARNINGS
(unaudited)(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenue	$2,208,699	$2,138,606	$6,428,571	$5,945,654
Cost of goods and services	1,361,769	1,332,324	3,983,720	3,651,625
Gross profit	846,930	806,282	2,444,851	2,294,029
Selling and administrative expenses	476,573	476,640	1,451,503	1,378,466
Operating earnings	370,357	329,642	993,348	915,563
Interest expense, net	30,388	30,061	90,132	86,536
Other expense, net	3,962	48	6,726	2,713
Earnings before provision for income taxes and discontinued operations	336,007	299,533	896,490	826,314
Provision for income taxes	93,794	76,095	244,548	188,887
Earnings from continuing operations	242,213	223,438	651,942	637,427
Loss from discontinued operations, net	(1,167)	(51,158)	(732)	(20,473)
Net earnings	$241,046	$172,280	$651,210	$616,954

Comprehensive earnings	$334,327	$47,957	$692,146	$583,927

Basic earnings per common share:
Earnings from continuing operations	$1.33	$1.20	$3.56	$3.42
Loss from discontinued operations, net	(0.01)	(0.28)	—	(0.11)
Net earnings	1.33	0.93	3.56	3.31

Weighted average shares outstanding	181,763	185,770	183,000	186,246

Diluted earnings per common share:
Earnings from continuing operations	$1.32	$1.19	$3.51	$3.37
Loss from discontinued operations, net	(0.01)	(0.27)	—	(0.11)
Net earnings	1.31	0.91	3.51	3.26

Weighted average shares outstanding	183,932	188,436	185,489	189,420

Dividends paid per common share	$0.35	$0.315	$0.98	$0.865

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(unaudited)(in thousands)

	2012				2011
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2011
REVENUE
Communication Technologies	$357,575	$361,689	$396,470	$1,115,734	$269,582	$288,843	$405,357	$963,782	$396,295	$1,360,077

Energy	531,570	538,786	562,263	1,632,619	425,424	454,327	510,608	1,390,359	510,390	1,900,749

Engineered Systems
Fluid Solutions	180,364	211,974	218,324	610,662	163,196	178,031	173,804	515,031	162,590	677,621
Refrigeration & Industrial	642,213	674,501	674,116	1,990,830	560,453	645,573	649,768	1,855,794	568,844	2,424,638
Eliminations	(453)	(352)	(319)	(1,124)	(382)	(424)	(431)	(1,237)	(287)	(1,524)
	822,124	886,123	892,121	2,600,368	723,267	823,180	823,141	2,369,588	731,147	3,100,735

Printing & Identification	352,332	370,173	358,086	1,080,591	394,627	429,497	400,515	1,224,639	368,325	1,592,964

Intra-segment eliminations	(237)	(263)	(241)	(741)	(822)	(877)	(1,015)	(2,714)	(1,671)	(4,385)

Total consolidated revenue	$2,063,364	$2,156,508	$2,208,699	$6,428,571	$1,812,078	$1,994,970	$2,138,606	$5,945,654	$2,004,486	$7,950,140

NET EARNINGS
Segment Earnings:
Communication Technologies	$46,556	$50,322	$63,706	$160,584	$47,325	$54,527	$53,433	$155,285	$71,097	$226,382
Energy	132,115	133,936	139,038	405,089	93,051	110,447	125,268	328,766	121,871	450,637
Engineered Systems	122,092	133,808	144,245	400,145	98,235	128,570	125,529	352,334	92,852	445,186
Printing & Identification	32,605	41,674	51,407	125,686	54,637	67,967	59,447	182,051	44,483	226,534
Total Segments	333,368	359,740	398,396	1,091,504	293,248	361,511	363,677	1,018,436	330,303	1,348,739
Corporate expense / other	36,546	36,335	32,001	104,882	36,112	35,391	34,083	105,586	32,393	137,979
Net interest expense	30,027	29,717	30,388	90,132	28,318	28,157	30,061	86,536	29,060	115,596
Earnings from continuing operations before provision for income taxes	266,795	293,688	336,007	896,490	228,818	297,963	299,533	826,314	268,850	1,095,164
Provision for income taxes	69,968	80,786	93,794	244,548	54,027	58,765	76,095	188,887	59,912	248,799
Earnings from continuing operations	196,827	212,902	242,213	651,942	174,791	239,198	223,438	637,427	208,938	846,365
Earnings (loss) from discontinued operations, net	(764)	1,199	(1,167)	(732)	20,114	10,571	(51,158)	(20,473)	69,351	48,878
Net earnings	$196,063	$214,101	$241,046	$651,210	$194,905	$249,769	$172,280	$616,954	278,289	$895,243

SEGMENT OPERATING MARGIN
Communication Technologies	13.0%	13.9%	16.1%	14.4%	17.6%	18.9%	13.2%	16.1%	17.9%	16.6%
Energy	24.9%	24.9%	24.7%	24.8%	21.9%	24.3%	24.5%	23.6%	23.9%	23.7%
Engineered Systems	14.9%	15.1%	16.2%	15.4%	13.6%	15.6%	15.2%	14.9%	12.7%	14.4%
Printing & Identification	9.3%	11.3%	14.4%	11.6%	13.8%	15.8%	14.8%	14.9%	12.1%	14.2%
Total Segment	16.2%	16.7%	18.0%	17.0%	16.2%	18.1%	17.0%	17.1%	16.5%	17.0%

DEPRECIATION AND AMORTIZATION EXPENSE
Communication Technologies	$31,513	$32,828	$32,997	$97,338	$18,685	$18,533	$34,360	$71,578	$30,261	$101,839
Energy	21,184	23,533	24,639	69,356	18,573	18,765	19,399	56,737	21,082	77,819
Engineered Systems	19,582	23,913	23,060	66,555	18,415	18,816	18,332	55,563	19,213	74,776
Printing & Identification	11,206	11,448	11,604	34,258	11,372	11,685	11,548	34,605	11,543	46,148
Corporate	700	765	842	2,307	586	626	636	1,848	713	2,561
	$84,185	$92,487	$93,142	$269,814	$67,631	$68,425	$84,275	$220,331	$82,812	$303,143

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(continued)
(unaudited)(in thousands)

	2012				2011
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2011
BOOKINGS
Communication Technologies	$356,386	$383,135	$412,092	$1,151,613	$274,611	$309,734	$410,616	$994,961	$349,579	$1,344,540

Energy	585,775	530,352	526,824	1,642,951	495,125	472,543	498,212	1,465,880	519,525	1,985,405

Engineered Systems
Fluid Solutions	184,711	204,139	197,767	586,617	173,626	175,539	174,772	523,937	158,895	682,832
Refrigeration & Industrial	711,911	666,223	600,065	1,978,199	660,449	623,929	602,488	1,886,866	625,840	2,512,706
Eliminations	(408)	(376)	(258)	(1,042)	(733)	(884)	179	(1,438)	(1,378)	(2,816)
	896,214	869,986	797,574	2,563,774	833,342	798,584	777,439	2,409,365	783,357	3,192,722

Printing & Identification	347,368	357,648	342,834	1,047,850	438,526	386,259	384,085	1,208,870	353,849	1,562,719

Intra-segment eliminations	(609)	(222)	(759)	(1,590)	(2,736)	(3,370)	(2,452)	(8,558)	(3,153)	(11,711)

Total consolidated bookings	$2,185,134	$2,140,899	$2,078,565	$6,404,598	$2,038,868	$1,963,750	$2,067,900	$6,070,518	$2,003,157	$8,073,675

BACKLOG
Communication Technologies	$435,912	$457,624	$473,007		$410,843	$431,558	$483,512		$437,320

Energy	296,360	282,364	248,233		240,198	255,889	243,401		246,351

Engineered Systems
Fluid Solutions	191,327	172,300	156,191		57,357	54,945	55,230		54,194
Refrigeration & Industrial	598,910	586,824	515,285		544,995	523,011	469,876		528,118
Eliminations	(132)	(155)	(94)		(339)	(526)	(94)		(177)
	790,105	758,969	671,382		602,013	577,430	525,012		582,135

Printing & Identification	177,511	160,311	148,144		262,629	220,619	197,792		180,871

Intra-segment eliminations	(987)	(647)	(324)		(704)	(1,178)	(891)		(193)

Total consolidated backlog	$1,698,901	$1,658,621	$1,540,442		$1,514,979	$1,484,318	$1,448,826		$1,446,484

DOVER CORPORATION
QUARTERLY EARNINGS PER SHARE
(unaudited)(in thousands, except per share data*)

	2012				2011
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2011
Basic earnings (loss) per common share:
Continuing operations	$1.07	$1.16	$1.33	$3.56	$0.94	$1.28	$1.20	$3.42	$1.13	$4.55
Discontinued operations	—	0.01	(0.01)	—	0.11	0.06	(0.28)	(0.11)	0.38	0.26
Net earnings	1.07	1.17	1.33	3.56	1.04	1.34	0.93	3.31	1.51	4.82

Diluted earnings (loss) per common share:
Continuing operations	$1.05	$1.15	$1.32	$3.51	$0.92	$1.26	$1.19	$3.37	$1.12	$4.48
Discontinued operations	—	0.01	(0.01)	—	0.11	0.06	(0.27)	(0.11)	0.37	0.26
Net earnings	1.05	1.15	1.31	3.51	1.03	1.32	0.91	3.26	1.49	4.74

Adjusted diluted earnings per common share (calculated below):
Continuing operations	$1.05	$1.15	$1.30	$3.48	$0.88	$1.14	$1.18	$3.20	$1.07	$4.26

Net earnings (loss) and average shares used in calculated earnings (loss) per share amounts are as follows:

Net earnings (loss):
Continuing operations	$196,827	$212,902	$242,213	$651,942	$174,791	$239,198	$223,438	$637,427	$208,938	$846,365
Discontinued operations	(764)	1,199	(1,167)	(732)	20,114	10,571	(51,158)	(20,473)	69,351	48,878
Net earnings	196,063	214,101	241,046	651,210	194,905	249,769	172,280	616,954	278,289	895,243

Average shares outstanding:
Basic	183,737	183,494	181,763	183,000	186,659	186,443	185,770	186,246	184,686	185,882
Diluted	186,706	185,780	183,932	185,489	190,090	189,705	188,436	189,420	187,208	188,887

Note:
Earnings from continuing operations are adjusted by discrete and other tax items to derive adjusted earnings from continuing operations and adjusted diluted earnings per common share as follows:

	2012				2011
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2011
Adjusted earnings from continuing operations:
Earnings from continuing operations	$196,827	$212,902	$242,213	$651,942	$174,791	$239,198	$223,438	$637,427	$208,938	$846,365
Gains (losses) from discrete and other tax items	1,432	(372)	4,513	5,573	8,016	22,338	2,390	32,744	8,590	41,334
Adjusted earnings from continuing operations	$195,395	$213,274	$237,700	$646,369	$166,775	$216,860	$221,048	$604,683	$200,348	$805,031

Adjusted diluted earnings per common share:
Earnings from continuing operations	$1.05	$1.15	$1.32	$3.51	$0.92	$1.26	$1.19	$3.37	$1.12	$4.48
Gains (losses) from discrete and other tax items	—	—	0.02	0.03	0.04	0.12	0.01	0.17	0.05	0.22
Adjusted earnings from continuing operations	$1.05	$1.15	$1.30	$3.48	$0.88	$1.14	$1.18	$3.20	$1.07	$4.26

* Per share data may not add due to rounding.

DOVER CORPORATION
QUARTERLY FREE CASH FLOW
(unaudited)(in thousands)

	2012				2011
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2011
Cash flow from operating activities	$160,127	$252,120	$298,987	$711,234	$117,503	$205,260	$376,614	$699,377	$358,852	$1,058,229
Less: Additions to property, plant and equipment	(71,429)	(74,358)	(69,329)	(215,116)	(51,379)	(72,338)	(65,000)	(188,717)	(83,092)	(271,809)
Free cash flow	$88,698	$177,762	$229,658	$496,118	$66,124	$132,922	$311,614	$510,660	$275,760	$786,420

Free cash flow as a percentage of earnings from continuing operations	45.1%	83.5%	94.8%	76.1%	37.8%	55.6%	139.5%	80.1%	132.0%	92.9%

Free cash flow as a percentage of revenue	4.3%	8.2%	10.4%	7.7%	3.6%	6.7%	14.6%	8.6%	13.8%	9.9%